Exhibit 99.1
Carbonite Reports Fourth Quarter and Full Year Financial Results for 2014
Record Revenues for the Fourth Quarter and Full Year
Record Free Cash Flow for the Full Year

BOSTON, MA - February 3, 2015 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud and hybrid backup and recovery solutions for businesses, today announced financial results for the fourth quarter and full year ended December 31, 2014. Record revenue for the fourth quarter was $31.9 million, an increase of 11% year over year. Total bookings for the fourth quarter were $34.5 million, an increase of 9% year over year.

The company also reported record revenue for the full year of 2014 of $122.6 million, an increase of 14% year over year. Cash flow from operations for the full year was $22.7 million and Non-GAAP free cash flow for the full year was a record $15.1 million.3 Total cash and investments were $61.1 million as of December 31, 2014.

“The growth Carbonite experienced in 2014 was driven by the strength in our hybrid Carbonite Server Backup product as a result of our rapidly expanding partner network,” said Mohamad Ali, President and Chief Executive Officer. “To date, our success offering cloud and hybrid backup and recovery solutions has been as a result of our consumer-simple approach and disruptive pricing. Looking ahead into 2015 and beyond, we believe applying our powerful yet simple approach to developing fuller business continuity solutions for SMBs will expand our addressable market and bring more value to our customers.”
Anthony Folger, Chief Financial Officer and Treasurer, said, “I am pleased with our record revenue and free cash flow growth for the fourth quarter. For the full year of 2014, we saw our SMB bookings become an increasingly larger percentage of total bookings and our consumer bookings showed a steady increase over last year. Our strong cash balance and free cash flow position us well to continue to invest in the business for long-term growth and profitability.”
Fourth Quarter 2014 Results:

•	Revenue for the fourth quarter was $31.9 million, an increase of 11% from $28.8 million in the fourth quarter of 2013.

•	Bookings for the fourth quarter were $34.5 million, an increase of 9% from $31.6 million in the fourth quarter of 2013.

•
Cash flow from operations for the fourth quarter was $7.9 million, compared to $5.1 million in the fourth quarter of 2013. Non-GAAP free cash flow for the fourth quarter was $7.1 million, compared to $2.8 million in the fourth quarter of 2013.[3]

•	Total cash and investments were $61.1 million as of December 31, 2014, compared to $71.5 million as of September 30, 2014.

•	Gross margin for the fourth quarter was 68.7%, compared to 69.8% in the fourth quarter of 2013. Non-GAAP gross margin was 69.5% in the fourth quarter, compared to 70.5% in the fourth quarter of 2013.[2]

•
Net loss for the fourth quarter was ($5.1) million, compared to a net income of $0.3 million in the fourth quarter of 2013. Non-GAAP net loss for the fourth quarter was ($0.9) million, compared to non-GAAP net income of $1.7 million in the fourth quarter of 2013.[1]

•
Net loss per share for the fourth quarter was ($0.19) (basic and diluted), compared to a net income per share of $0.01 (basic and diluted) in the fourth quarter of 2013. Non-GAAP net loss per share was ($0.03) (basic and diluted) for the fourth quarter, compared to non-GAAP net income per share of $0.06 (basic and diluted) in the fourth quarter of 2013.[1]

[1]
Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, restructuring-related expense, acquisition-related expense, tender offer-related expense and CEO transition expense.

[2]	Non-GAAP gross margin excludes amortization expense on intangible assets and stock-based compensation expense.

[3]
Non-GAAP free cash flow is calculated by adding the payments related to corporate headquarter relocation, acquisition-related payments, tender offer-related payments, CEO transition payments and the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities.

Full Year 2014 Results:

•	Revenue for the full year was $122.6 million, an increase of 14% from $107.2 million in 2013.

•	Bookings for the full year were $128.2 million, an increase of 11% from $116.0 million in 2013.

•	Cash flow from operations for the full year was $22.7 million, compared to $14.6 million in 2013. Non-GAAP free cash flow for the full year was $15.1 million, compared to $6.0 million in 2013.[3]

•	Total cash and investments were $61.1 million as of December 31, 2014, compared to $65.4 million as of December 31, 2013.

•	Gross margin for the full year was 68.5%, compared to 67.5% in 2013. Non-GAAP gross margin was 69.3% in the full year, compared to 68.4% in 2013.[2]

•
Net loss for the full year was ($9.4) million, compared to a net loss of ($10.6) million in 2013. Non-GAAP net loss for the full year was ($0.1) million, compared to non-GAAP net loss of ($3.2) million in 2013.[1]

•
Net loss per share for the full year was ($0.35) (basic and diluted), compared to a net loss per share of ($0.41) (basic and diluted) in 2013. Non-GAAP net loss per share was ($0.00) (basic and diluted), for the full year, compared to non-GAAP net loss per share of ($0.12) (basic and diluted) in 2013.[1]

An explanation of non-GAAP measures is provided under the heading “Non-GAAP Financial Measures” below and reconciliation to the most comparable GAAP measures is provided in the tables at the end of this press release.

Business Outlook

For the first quarter of 2015, revenues are expected to be in the range of $31.9-$32.1 million and non-GAAP net (loss) per share to be in the range of ($0.09)-($0.07).
For the full year of 2015, revenues are expected to be in the range of $137.0-$138.0 million and non-GAAP net income per share to be in the range of $0.08-$0.10.
Carbonite’s expectations of non-GAAP net earnings (loss) per share for the quarter and full year excludes stock-based compensation expense, patent litigation expense, tender offer-related expense, amortization expense on intangible assets and assumes a 2015 effective tax rate of 0% and weighted average shares outstanding of approximately 27.3 million for the quarter and 27.6 million for the full year 2015.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Tuesday, February 3, 2015 at 8:30 a.m. ET to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 66893574.
Following the completion of the call, a recorded replay will be available on the company’s website, http://investor.carbonite.com, under “Events & Presentations” through April 30, 2015.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including bookings, non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, non-GAAP operating expense and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue (excluding deferred revenue recorded in connection with acquisitions) during the same period. Non-GAAP gross margin excludes amortization expense on intangible assets and stock-based compensation expense. Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, restructuring-related expense, acquisition-related expense, tender offer-related expense and CEO transition expense. Non-GAAP operating expense excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, restructuring-related expense, acquisition-related expense, tender offer-related expense and CEO transition expense. Non-GAAP free cash flow is calculated by adding the payments related to corporate headquarter relocation, acquisition-related payments, tender-off related payments, CEO transition payments and the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, and our expectations concerning market opportunities and our ability to capitalize on them. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to profitably attract new customers and retain existing customers, the Company’s dependence on the market for online computer backup services, the Company’s ability to manage growth, business disruptions, costs and future events related to the j2 Global, Inc. unsolicited offer to purchase all outstanding shares of Company's common stock and the Company's exploration of strategic alternatives and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
About Carbonite
Carbonite (Nasdaq:CARB) is a leading provider of cloud and hybrid backup and recovery solutions for businesses. Carbonite offers a comprehensive suite of affordable services for data protection, recovery and anywhere, anytime access. More than 1.5 million customers, including 75,000 small businesses, trust Carbonite’s secure, easy-to-use cloud backup solutions and award-winning U.S.-based customer support. For more information, please visit Carbonite.com, connect with us on Twitter @carbonite or visit our Facebook page.
Investor Relations Contacts:
Emily Walt
Carbonite
617-927-1972
investor.relations@carbonite.com

Media Contact:
Megan Wittenberger
Carbonite
617-421-5687
media@carbonite.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue	$31,914	$28,787	$122,620	$107,194
Cost of revenue	10,001	8,689	38,567	34,881
Gross profit	21,913	20,098	84,053	72,313
Operating expenses:
Research and development	6,443	5,322	24,132	20,919
General and administrative	6,514	2,982	17,862	14,275
Sales and marketing	12,821	11,414	49,882	47,349
Restructuring charges	750	39	762	322
Total operating expenses	26,528	19,757	92,638	82,865
(Loss) income from operations	(4,615)	341	(8,585)	(10,552)
Interest and other (expense) income, net	(181)	2	(398)	2
(Loss) income before income taxes	(4,796)	343	(8,983)	(10,550)
Provision for income taxes	(337)	(25)	(367)	(55)
Net (loss) income	$(5,133)	$318	$(9,350)	$(10,605)
Net (loss) income per share:
Basic	$(0.19)	$0.01	$(0.35)	$(0.41)
Assuming Dilution	$(0.19)	$0.01	$(0.35)	$(0.41)
Weighted-average shares outstanding:
Basic	27,022,899	26,494,458	26,816,879	26,166,554
Assuming Dilution	27,022,899	26,881,065	26,816,879	26,166,554

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$46,084	$50,392
Marketable securities	15,031	14,994
Trade accounts receivable, net	2,412	1,876
Prepaid expenses and other current assets	5,287	3,122
Restricted cash	828	—
Total current assets	69,642	70,384
Property and equipment, net	25,944	22,111
Other assets	5,697	1,177
Acquired intangible assets, net	9,475	3,953
Goodwill	24,306	11,536
Total assets	$135,064	$109,161
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,346	$3,810
Accrued expenses	10,892	8,156
Current portion of deferred revenue	75,494	69,498
Total current liabilities	93,732	81,464
Deferred revenue, net of current portion	15,930	14,502
Other long-term liabilities	10,864	374
Total liabilities	120,526	96,340
Stockholders’ equity
Common stock	272	265
Additional paid-in capital	152,920	142,557
Treasury stock, at cost	(22)	(22)
Accumulated deficit	(139,328)	(129,978)
Accumulated other comprehensive income (loss)	696	(1)
Total stockholders’ equity	14,538	12,821
Total liabilities and stockholders’ equity	$135,064	$109,161

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Twelve Months Ended December 31,
	2014	2013
Operating activities
Net loss	$(9,350)	$(10,605)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,469	12,590
Gain on disposal of equipment	—	63
Accretion of discount on marketable securities	(34)	(13)
Stock-based compensation expense	6,065	4,777
Provision for (recoveries of) reserves on accounts receivable	70	(24)
Other non-cash items, net	506	—
Changes in assets and liabilities, net of acquisition:
Accounts receivable	10	(303)
Prepaid expenses and other current assets	(893)	(586)
Other assets	(3,517)	(947)
Accounts payable	1,952	(1,395)
Accrued expenses	2,525	2,373
Other long-term liabilities	7,265	(99)
Deferred revenue	5,610	8,794
Net cash provided by operating activities	22,678	14,625
Investing activities
Purchases of property and equipment	(14,495)	(9,801)
Proceeds from maturities of marketable securities	16,499	10,254
Purchases of marketable securities	(16,499)	(10,250)
(Increase) decrease in restricted cash	(828)	500
Payment for acquisition, net of cash acquired	(15,803)	—
Net cash used in investing activities	(31,126)	(9,297)
Financing activities
Proceeds from exercise of stock options	4,239	4,728
Net cash provided by financing activities	4,239	4,728
Effect of currency exchange rate changes on cash	(99)	(5)
Net increase in cash and cash equivalents	(4,308)	10,051
Cash and cash equivalents, beginning of period	50,392	40,341
Cash and cash equivalents, end of period	$46,084	$50,392

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)
Calculation of Bookings

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue	$31,914	$28,787	$122,620	$107,194
Add:
Deferred revenue ending balance	91,424	84,000	91,424	84,000
Less:
Beginning deferred revenue from acquisitions	1,861	—	1,861	—
Deferred revenue beginning balance	87,001	81,189	84,000	75,206
Change in deferred revenue balance	2,562	2,811	5,563	8,794
Bookings	$34,476	$31,598	$128,183	$115,988
Calculation of Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net (loss) income	$(5,133)	$318	$(9,350)	$(10,605)
Add:
Amortization of intangibles	214	226	890	918
Stock-based compensation expense	1,770	1,119	6,065	4,777
Patent litigation expense	—	1	42	1,621
Restructuring-related expense	743	—	743	107
Acquisition-related expense	422	—	422	—
Tender offer-related expense	411	—	411	—
CEO transition expense	683	—	683	—
Non-GAAP net (loss) income	$(890)	$1,664	$(94)	$(3,182)
Weighted-average shares outstanding:
Basic	27,022,899	26,494,458	26,816,879	26,166,554
Assuming Dilution	27,022,899	26,881,065	26,816,879	26,166,554
Non-GAAP net (loss) income per share:
Basic	$(0.03)	$0.06	$—	$(0.12)
Assuming Dilution	$(0.03)	$0.06	$—	$(0.12)

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Gross profit	$21,913	$20,098	$84,053	$72,313
Add:
Amortization of intangibles	110	110	438	448
Stock-based compensation expense	149	97	539	508
Non-GAAP gross profit	$22,172	$20,305	$85,030	$73,269
Non-GAAP gross margin	69.5%	70.5%	69.3%	68.4%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Research and development	$6,443	$5,322	$24,132	$20,919
Less:
Stock-based compensation expense	269	277	1,285	955
Non-GAAP research and development	$6,174	$5,045	$22,847	$19,964

General and administrative	$6,514	$2,982	$17,862	$14,275
Less:
Amortization of intangibles	39	39	157	165
Stock-based compensation expense	1,090	556	3,216	2,250
Patent litigation expense	—	1	42	1,621
Acquisition-related expense	422	—	422	—
Tender offer-related expense	411	—	411	—
CEO transition expense	683	—	683	—
Non-GAAP general and administrative	$3,869	$2,386	$12,931	$10,239

Sales and marketing	$12,821	$11,414	$49,882	$47,349
Less:
Amortization of intangibles	65	77	295	305
Stock-based compensation expense	262	189	1,025	1,064
Non-GAAP sales and marketing	$12,494	$11,148	$48,562	$45,980

Restructuring charges	$750	$39	$762	$322
Less:
Restructuring-related expense	743	—	743	107
Non-GAAP restructuring charges	$7	$39	$19	$215

Calculation of Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$7,860	$5,082	$22,678	$14,625
Add
Payments related to corporate headquarter relocation	69	—	3,872	—
Acquisition-related payments	2,053	—	2,053	—
Tender offer-related payments	100	—	100	—
CEO transition payments	634	—	634	—
Cash portion of lease exit charge	230	500	230	1,150
Subtract:
Purchases of property and equipment	3,893	2,807	14,495	9,801
Free cash flow	$7,053	$2,775	$15,072	$5,974